Exhibit 5
LEGAL
WILMINGTON, DELAWARE 19898
May 2, 2008
E. I. du Pont de Nemours and Company
1007 Market Street
Wilmington, Delaware 19898
Ladies and Gentlemen:
          In furnishing this opinion, I or a member of my staff have examined and relied upon copies of the Registration Statement on Form S-3 (the “Registration Statement”) being filed by E. I. du Pont de Nemours and Company (the “Company”) on the date hereof with the Securities and Exchange Commission, the Restated Certificate of Incorporation and Bylaws of the Company, as amended to date, the Indentures, corporate records of the Company, including certain resolutions of the Board of Directors of the Company and minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as we have deemed necessary or appropriate to form a basis for the opinions hereinafter expressed.
          In connection with this opinion, I have assumed the genuineness of all signatures on all documents examined by me and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.
          With reference to the Registration Statement, registering an unspecified amount of Debt Securities of the Company for issuance and sale from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended, based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that:
(1)	the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, and

(2)	the Debt Securities, as defined in the Indentures, have been duly authorized by the Company and, when authenticated by the Trustee and delivered in accordance with the terms of the Indentures, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          The opinions set forth above are limited to the laws of the states of Delaware and New York and the United States of America.
          I hereby consent to use of this opinion as an exhibit in the above-mentioned Registration Statement.

Very truly yours,
/s/ Stacey J. Mobley
Stacey J. Mobley, Senior Vice President, General Counsel and Chief Administrative Officer

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